UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2016

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices, including zip code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 concerning the Fifth Amended and Restated Limited Partnership Agreement of Evercore LP is incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2016, Evercore Partners Inc. (the “Company”) announced that John S. Weinberg has been appointed as the Company’s Executive Chairman and will serve as Chairman of the Board of Directors (the “Board”) of the Company, commencing on or before November 21, 2016. The current Executive Chairman and Chairman of the Board, Roger C. Altman, will continue to serve as an executive of the Company and a member of the Board as Founder and Senior Chairman. In connection with this election and appointment, the Company entered into an employment agreement with Mr. Weinberg on November 15, 2016 (the “Employment Agreement”). The material terms of the Employment Agreement and other agreements entered into with Mr. Weinberg in connection with the foregoing are summarized below.

Mr. Weinberg, 59, most recently was Vice Chairman of The Goldman Sachs Group, Inc. from June 2006 to October 2015. He was Co-Head of Global Investment Banking from 2002 to 2014. Before that he was Co-Head of Investment Banking in the Americas. At Goldman Sachs, Mr. Weinberg provided strategic and financial advice to a number of leading companies, including Ford, General Electric, and Boeing, and he advised on the IPOs of Visa and Under Armour. Mr. Weinberg joined Goldman Sachs in 1983 and was promoted to Partner in 1992.

Mr. Weinberg received a BA from Princeton University in 1979 and an MBA from Harvard Business School in 1983. He currently serves as a board member of Ford Motor Company, New York-Presbyterian Hospital, and Middlebury College, and he serves on the Investment Committee of the Cystic Fibrosis Foundation. He previously served on the visiting committee for Harvard Business School.

Employment Agreement and Restrictive Covenant Agreement

On November 15, 2016, the Company, Evercore LP, a Delaware limited partnership and subsidiary of the Company (the “Partnership”), and Mr. Weinberg entered into the Employment Agreement. The Employment Agreement provides for a term continuing until March 1, 2023 (subject to earlier termination, as provided therein).

The Company will establish an executive committee (the “Executive Committee”), which will initially be composed of Mr. Weinberg, Mr. Ralph L. Schlosstein, the Company’s Chief Executive Officer and President, and Mr. Altman, the Company’s Founder and Senior Chairman. Messrs. Weinberg and Schlosstein will serve as Co-Chairmen of the Executive Committee.

The terms of the Employment Agreement provide for: (1) an annual base salary in an amount equal to the greater of (x) $500,000 and (y) the then current annual base salary of the Company’s Chief Executive Officer, Mr. Schlosstein, and (2) an annual cash bonus (the “Annual Bonus”), with the actual bonus award payable to be determined in the sole discretion of the compensation committee of the Board (the “Compensation Committee”) based on the achievement of pre-established performance criteria established by the Compensation Committee, on terms no less favorable than those applicable to Mr. Schlosstein. Following Mr. Schlosstein’s retirement or termination, Mr. Weinberg’s threshold, target and maximum bonus opportunity shall be no less favorable than as applicable to Mr. Weinberg prior to such retirement or termination. A percentage of the Annual Bonus, to be determined in the discretion of the Compensation Committee (but which percentage shall be the same percentage payable to Mr. Schlosstein or, following Mr. Schlosstein’s retirement or termination, the other executive officers of the Company) will be delivered in the form of deferred compensation.

Mr. Weinberg is also entitled to receive an initial restricted cash award with a target payment amount of $35 million (the “Initial Cash Award”), of which $11 million is scheduled to vest on March 1, 2019 and $6 million is scheduled to vest on each of the first four anniversaries of March 1, 2019, subject to Mr. Weinberg’s continued employment through each such vesting date, subject to vesting upon specified termination events or a change in control, each as described below. The Compensation Committee has discretion to increase or decrease the amount payable on each vesting date based on performance criteria to be discussed with

Mr. Weinberg and determined by the Compensation Committee at least annually. The Compensation Committee may not, however, increase the amount payable on any applicable vesting date to more than 200% of the target payment amount or, without Mr. Weinberg’s consent, decrease the amount payable by more than 25% of the target payment amount. In the event of a “Change in Control” (as defined in the Amended and Restated 2016 Evercore Partners Inc. Stock Incentive Plan (the “Plan”)), the Initial Cash Award will vest in full at the target payment amount.

In addition to the foregoing, Mr. Weinberg will be entitled to participate in all Company employee benefit programs on terms no less favorable than those generally provided to Mr. Schlosstein (or, following Mr. Schlosstein’s retirement or termination, other senior executive officers of the Company).

The Employment Agreement further provides that if Mr. Weinberg’s employment is terminated by the Company without “Cause,” by Mr. Weinberg for “Good Reason” or as a result of death or “Disability” (each as defined in the Employment Agreement), then, subject to his execution, delivery and non-revocation of a release of claims with respect to the Company and its affiliates and compliance with the terms of the Restrictive Covenant Agreement (as defined below), Mr. Weinberg will be entitled to receive, in addition to certain accrued rights, (i) to the extent not already vested, full vesting of the Inducement Award (as defined below); (ii) to the extent not already vested and paid, full vesting of the Initial Cash Award, which shall be paid in accordance with the original payment schedule (with the Company to determine in good faith the amounts payable pursuant to the Initial Cash Award based on the performance criteria established with respect to each vesting tranche); and (iii) full satisfaction of the service vesting condition (as described in the Incentive Subscription Agreement (defined below)) applicable to the Class I-P Units (as defined below), with the Class I-P Units remaining outstanding for one year, during which time the applicable performance vesting conditions may be satisfied. In addition, Mr. Weinberg is entitled to receive his Annual Bonus for any completed fiscal year preceding the termination date, provided, that the Company may issue up to 50% of such amount in fully-vested shares of the Company’s Class A common stock.

Notwithstanding the foregoing, if Mr. Weinberg retires on or after May 1, 2019 and satisfies the six month prior written notice requirement associated with retirement eligibility in this case, Mr. Weinberg will be deemed to have satisfied the service requirements necessary for full vesting of the Initial Cash Award, and Mr. Weinberg will be entitled to be paid the relevant cash amounts (to be determined in good faith by the Company based on the performance criteria established with respect to each vesting tranche) in accordance with the original payment schedule. Further, if Mr. Weinberg retires on or following January 15, 2022 and satisfies the one year prior written notice requirement associated with retirement eligibility in this case, Mr. Weinberg will be deemed to have satisfied the age and service requirements necessary for full vesting of all deferred compensation and then-unvested equity awards (including equity awards granted to Mr. Weinberg in respect of his Annual Bonuses, if any, and the Inducement Award), with such deferred compensation and equity awards generally to be paid out or settled, as applicable, in accordance with the original payment or vesting schedule. The right to receive the Initial Cash Award, deferred compensation and equity awards following retirement is subject to continued compliance with the restrictive covenants set forth in the Restrictive Covenant Agreement, regardless of whether the applicable time limits have otherwise expired.

In connection with the Employment Agreement, Mr. Weinberg also entered into a Confidentiality, Non-Solicitation and Proprietary Information Agreement with the Company (the “Restrictive Covenant Agreement”). Pursuant to the Restrictive Covenant Agreement, Mr. Weinberg is subject to a covenant not to (i) compete with the Company or its affiliates while employed and for 12 months following his termination of employment for any reason and (ii) solicit our employees, consultants and certain actual and prospective clients while employed and for 12 months following his termination of employment for any reason, in each case, subject to certain specified exclusions. The Restrictive Covenant Agreement also contains a covenant not to disclose confidential information and an assignment of property rights provision.

Restricted Stock Unit Award

In addition to the foregoing, the Company has approved an award of 900,000 restricted stock units (the “RSUs”) to Mr. Weinberg in connection with his employment with the Company as its Executive Chairman (the “Inducement Award”). The RSUs are subject to the terms of the restricted stock unit award agreement (the “Restricted Stock Unit Award Agreement”) entered into on November 15, 2016 with Mr. Weinberg and summarized below, and are otherwise generally governed by terms and conditions identical to those of the Plan (to the extent such terms and conditions do not conflict with the Restricted Stock Unit Award Agreement).

Subject to Mr. Weinberg remaining in continuous service with the Company through the applicable vesting date, the RSUs are scheduled to vest 18% on December 31, 2016, 14% on March 1, 2018 and each of the first three anniversaries thereof, and 26% on March 1, 2022. In addition, any otherwise unvested RSUs shall become one hundred percent (100%) vested upon (A) the occurrence of a “Change in Control” (as defined in the Plan), (B) death, (C) “Disability” (as defined in the Plan), (D) a termination by the Company without “Cause” (as defined in the Employment Agreement) or Mr. Weinberg’s resignation for “Good Reason” (as defined in the Employment Agreement) or (E) a retirement on or following January 15, 2022 (subject to satisfying the one year prior written notice requirement). The RSUs are entitled to dividend equivalent rights, which will be subject to the same terms and conditions (including the same vesting and delivery schedule) as the underlying RSUs.

If Mr. Weinberg violates the terms of the Restrictive Covenant Agreement, he will immediately forfeit any remaining RSUs for which shares of Class A common stock have not yet been delivered and will be required to repay to the Company certain dividend equivalent amounts previously paid.

The RSUs were awarded outside a stockholder-approved equity incentive plan in reliance on the employment inducement exception provided under Section 303A.08 of the New York Stock Exchange Listed Company Manual.

Incentive Subscription Agreement and Partnership Agreement

On November 15, 2016, the Company, the Partnership and Mr. Weinberg entered into an incentive subscription agreement (the “Incentive Subscription Agreement”) pursuant to which Mr. Weinberg subscribed for 400,000 Class I-P Units in the Partnership (the “Class I-P Units”), which are structured as “profits interests” under applicable tax rules, and the Partnership agreed to issue the Class I-P Units to Mr. Weinberg and admit him as a limited partner of the Partnership. In order to effect the issuance of the Class I-P Units and the addition of Mr. Weinberg as a limited partner, the Partnership has adopted the Fifth Amended and Restated Limited Partnership Agreement of Evercore LP (the “Partnership Agreement”). The Partnership Agreement also incorporates the amendments made by the Supplement to the Fourth Amended and Restated Limited Partnership Agreement of Evercore LP, effective as of October 31, 2014. In addition, pursuant to the Incentive Subscription Agreement, the Partnership will sell Mr. Weinberg one share of Class B common stock of the Company, which share will entitle Mr. Weinberg to one vote for each Evercore LP partnership unit then held by Mr. Weinberg.

The Class I-P Units convert into a specified number of Class I Units of the Partnership (the “Class I Units”) upon satisfaction of both service vesting conditions and performance vesting conditions, each as described below. Class I Units are exchangeable on a one-for-one basis for shares of the Company’s Class A common stock in accordance with the Partnership Agreement.

The service vesting conditions will be satisfied if Mr. Weinberg remains a full-time employee in good standing through March 1, 2022 (the “End Date”) or, if prior to the End Date, (i) Mr. Weinberg’s employment with the Company terminates due to death or “Disability” (as defined in the Plan), (ii) Mr. Weinberg is terminated by the Company without “Cause,” (as defined in the Employment Agreement) (iii) Mr. Weinberg resigns for “Good Reason” (as defined in the Employment Agreement) or (iv) Mr. Weinberg retires on or following January 15, 2022 (each such event, a “Qualifying Termination”).

The performance vesting conditions will be satisfied if, at any time after the grant date but prior to the earlier of the End Date and the first anniversary of a Qualifying Termination, the average of the high and low price of the Company’s Class A common stock on a trading day (the “Stock Price”) exceeds specified Stock Price thresholds for at least 20 consecutive trading days, as follows:

•	200,000 Class I-P Units will be eligible to vest and convert into 200,000 Class I Units if the Stock Price is equal to or falls within the range of $65 and $74.99 for 20 consecutive trading days; and

•	200,000 Class I-P Units will be eligible to vest and convert into 200,000 Class I Units if the Stock Price is equal to or greater than $75 for 20 consecutive trading days.

To the extent the performance vesting condition is satisfied based on a Stock Price of $75.00 or greater, the performance vesting condition with respect to all 400,000 Class I-P Units shall be satisfied (to the extent not previously satisfied).

Notwithstanding anything in the foregoing to the contrary, in the event of a Change in Control (as defined in the Plan), the service vesting condition shall be satisfied and the performance vesting condition may be satisfied (in full or in part) based on the value of the per share consideration paid in such Change in Control or, as applicable, the per share value of Class A common stock implied by such transaction (the “CIC Value”). Subject to compliance with applicable tax guidance with respect to profits interests, immediately prior to a Change in Control, the Class I-P Units will vest and automatically convert into the number of Class I Units that would be issuable if the performance vesting condition was satisfied based on a Stock Price equal to the CIC Value plus $10.00.

Pursuant to the Partnership Agreement, holders of Class I Units participate in distributions pro-rata based on the holder’s ownership percentage of specified classes of Partnership units or interests entitled to distributions, which specified classes differ to the extent a distribution is attributable to a refinancing, recapitalization or other restructuring transaction or a merger. Class I-P Units do not have a right to distributions prior to conversion to Class I Units.

The Class I-P Units are subject to forfeiture in the event of a breach of the terms of the Restrictive Covenant Agreement.

The Class I-P Units were awarded outside a stockholder-approved equity-compensation plan in reliance on the employment inducement exception provided under Section 303A.08 of the New York Stock Exchange Listed Company Manual.

The Partnership Agreement, Employment Agreement, Incentive Subscription Agreement, Restricted Stock Unit Award Agreement and Restrictive Covenant Agreement are filed as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively, and are hereby incorporated by reference. The foregoing descriptions of these agreements are qualified in their entirety by reference to these exhibits.

Item 7.01	Financial Statements and Exhibits.

A copy of the press release announcing Mr. Weinberg’s appointment as the Company’s Executive Chairman and as Chairman of the Board has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein in this Item of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fifth Amended and Restated Limited Partnership Agreement of Evercore LP, effective as of November 15, 2016

10.2	Employment Agreement, dated as of November 15, 2016, by and among Evercore Partners Inc., Evercore LP and John S. Weinberg

10.3	Incentive Subscription Agreement, dated as of November 15, 2016, by and among Evercore Partners Inc., Evercore LP and John S. Weinberg

10.4	Restricted Stock Unit Award Agreement, dated as of November 15, 2016, by and among Evercore Partners Inc., Evercore LP and John S. Weinberg

10.5	Confidentiality, Non-Solicitation and Proprietary Information Agreement, dated as of November 15, 2016, by and between Evercore Partners Inc. and John S. Weinberg

99.1	Press Release, dated November 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Adam B. Frankel
Name:	Adam B. Frankel
Title:	General Counsel

Dated: November 18, 2016

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amended and Restated Limited Partnership Agreement of Evercore LP, effective as of November 15, 2016

10.2	Employment Agreement, dated as of November 15, 2016, by and among Evercore Partners Inc., Evercore LP and John S. Weinberg

10.3	Incentive Subscription Agreement, dated as of November 15, 2016, by and among Evercore Partners Inc., Evercore LP and John S. Weinberg

10.4	Restricted Stock Unit Award Agreement, dated as of November 15, 2016, by and among Evercore Partners Inc., Evercore LP and John S. Weinberg

10.5	Confidentiality, Non-Solicitation and Proprietary Information Agreement, dated as of November 15, 2016, by and between Evercore Partners Inc. and John S. Weinberg

99.1	Press Release, dated November 16, 2016